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                                                                      EXHIBIT 16

November 2, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:


We have read the statements made by Learning Care Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Learning Care Group, Inc. dated November 2, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



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